                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   HPSC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   HPSC, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:
       Set forth the amount on which the filing fee is calculated and state how it was determined.

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

--------------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    3) Filing Party:

--------------------------------------------------------------------------------

    4) Date Filed:

                                   HPSC, INC.
                                60 STATE STREET
                             BOSTON, MA 02109-1803

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 26, 1999

     The Annual Meeting of Stockholders of HPSC, Inc., a Delaware corporation (the "Company" or "HPSC"), will be held at 9:00 a.m. on April 26, 1999, in the America Room, 2nd Floor at BankBoston, 100 Federal Street, Boston, Massachusetts, for the following purposes:

          1. To elect two directors for a three-year term to expire at the 2002 Annual Meeting of Stockholders;

          2. To ratify the appointment of Deloitte & Touche LLP as the independent accountants for the Company for the year ending December 31, 1999; and

          3. To consider and act upon such other business and matters or proposals as may properly come before the meeting or any adjournment of the meeting.

     You can vote if you are a stockholder of record at the close of business on March 15, 1999.

                                          By Order of the Board of Directors

                                          DENNIS W. TOWNLEY
                                          Secretary

Boston, Massachusetts
March 26, 1999

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND YOU WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, PLEASE PROMPTLY SIGN AND MAIL THE ENCLOSED PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WE ENCLOSE A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES FOR THAT PURPOSE.

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 1999

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of HPSC, Inc., a Delaware corporation (the "Company" or "HPSC"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying notice, on Monday, April 26, 1999 at 9:00 o'clock in the morning, in the America Room, 2nd Floor at BankBoston, 100 Federal Street, Boston, Massachusetts and at any adjournment thereof (the "Annual Meeting").

     This proxy statement, form of proxy card and voting instructions will be mailed starting on March 26, 1999. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 accompanies this proxy statement.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     HPSC's Restated Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than twelve members, as determined by a vote of a majority of the entire Board of Directors, and that the Board shall be divided into three classes (Class I, Class II and Class III). Directors of one class are elected each year to a term of three years. As of the date of this proxy statement, the Board of Directors consists of eight members, two of whom have terms which expire at this year's Annual Meeting (Class I), three of whom have terms which expire at the 2000 Annual Meeting (Class II) and three of whom have terms which expire at the 2001 Annual Meeting (Class III).

     Mr. Weicker and Dr. McDougal are the two nominees for Class I directors. If elected as Class I directors, Mr. Weicker and Dr. McDougal will have a three-year term expiring at the 2002 Annual Meeting of Stockholders. Messrs. Biernat, Cooley and Doherty will continue to serve as Class II directors. Their term will expire at the 2000 Annual Meeting of Stockholders. Messrs. Birchfield and Everets and Ms. Cole will continue to serve as Class III directors. Their term will expire at the 2001 Annual Meeting of Stockholders. In each case a director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

     The nominees for Class I directors to be voted on at this Annual Meeting have advised the Company that they will serve if elected. If either of the nominees for Class I director becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority either to vote for a substitute or to fix the number of directors at less than eight. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of the nominees listed herein.

     The board of directors recommends a vote FOR the election of the nominees named below and your proxy will be so voted unless you specify otherwise.

NOMINEES FOR CLASS I DIRECTORS

     Lowell P. Weicker, Jr., age 67, became a director in December 1995. Mr. Weicker began his political career in 1962, when he was elected as a member of Connecticut's House of Representatives for the Town of Greenwich, serving three terms. Mr. Weicker served concurrently as First Selectman of Greenwich from 1964 to 1968. He was elected to the U.S. Congress from Connecticut's 4th District in 1968 and was subsequently elected to the United States Senate in 1970, 1976 and 1982, serving until January 1989. In January 1991, Mr. Weicker was elected Governor of Connecticut, a position which he held until January 1995. He is presently a visiting professor at the University of Virginia. Mr. Weicker is also a director of UST Corp., Phoenix Home Life Mutual Funds and Compuware Corp.

     Thomas M. McDougal, D.D.S., age 58, became a director of HPSC in 1991. He has been a practicing dentist for approximately 30 years. He is active in national, state and local dental organizations and has lectured extensively throughout the United States. He is a past President of the Dallas County Dental Society and is past Chairman of its Continuing Education Committee and its Banking, Nominating and Patient Relations Committee.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

  Class II Directors (Term expires at the 2000 Annual Meeting)

     Joseph A. Biernat, age 71, became a director of HPSC in December 1993. Since his retirement in 1987, Mr. Biernat has served as a consultant for several investment management firms. From 1965 until 1987, he was employed with United Technologies Corporation, most recently as Senior Vice President -- Treasurer, and prior thereto as President, Treasurer and Chief Financial Officer of Philco-Ford Finance Corporation. He is also a director of the Hartford Mutual Funds and previously has been a director of several financial and civic organizations.

     Raymond R. Doherty, age 53, has been President of HPSC since December 1989 and Chief Operating Officer of HPSC since August 1993. He was Treasurer of HPSC from December 1988 until May 1994. He was elected a director of HPSC in June 1991. Mr. Doherty previously served as Chairman and Chief Executive Officer of HPSC from October 1992 until July 1993, Chief Operating Officer of HPSC from December 1989 to October 1992, and Chief Financial Officer of HPSC from December 1988 to October 1992. He was Assistant Treasurer of HPSC from June 1986 to December 1988. He was Vice President and Chief Operating Officer of Healthco International, Inc., a company engaged in sales of dental equipment and formerly affiliated with the Company, from October 1992 until August 1993. He was the Senior Vice President of Finance and Operational Controls of Healthco International, Inc. from January 1986 to October 1992.

     Samuel P. Cooley, age 67, became a director of HPSC in December 1993. From 1955 until his retirement in 1993, Mr. Cooley was employed with Shawmut Bank Connecticut, N.A., and its predecessors and affiliates, including Hartford National Bank and Connecticut National Bank. His most recent position was Executive Vice President and Senior Credit Approval Officer. Mr. Cooley is also a director of Lydall, Inc. and serves as a director or trustee of numerous nonprofit organizations in Connecticut.

  Class III Directors (Term Expires at 2001 Annual Meeting)

     John W. Everets, age 52, has been Chairman of the Board and Chief Executive Officer of HPSC since July 1993 and has been a director of HPSC since 1983. He was Chairman of the Board and Chief Executive Officer of T.O. Richardson Co., Inc., a financial services company, from January 1990 until July 1993. Previously he was Executive Vice President of Advest, Inc., an investment banking firm (from 1977 to January 1990). Mr. Everets also served as Chairman of the Board of Billings and Co., Inc., a real estate investment banking firm, and Chairman of Advest Credit Corp., both subsidiaries of Advest Group, Inc. Mr. Everets formerly was Vice Chairman of the Connecticut Development Authority and Chairman of the Loan Committee of the Connecticut Development Authority. Mr. Everets is also a director of Dairy Mart Convenience Stores, Inc., Crown NorthCorp., Inc., and Eastern Co.

     Dollie A. Cole, age 68, a director of HPSC since 1991, has been involved for many years in the leadership of several business, charitable and civic organizations. She serves as Chairman of the Dollie Cole Corporation, a venture capital and industrial consulting firm. For seven years Ms. Cole was an owner and board member of Checker Motors and Checker Taxi until selling her interest in 1988. Ms. Cole was also Senior Editor of Curtis Publishing until 1977, and was Director of Public Relations for Magnetic Video and Twentieth Century Fox Video until 1985. She serves as a consultant to the Solar and Electric 500 Company. In addition to these business activities, Ms. Cole serves on the boards of Project Hope -- the World Health Organization, the National Captioning Institute for the Hearing Impaired, the Smithsonian Institution and on the National Academy of Science -- President's Circle Board. She is also Vice Chairman of the National Air and Space Museum and the Vice Chair of the National Corvette Museum.

     J. Kermit Birchfield, age 59, became a director of HPSC in December 1993. He currently serves as Chairman of Displaytech, Inc., a privately-held manufacturer of miniature high-resolution ferrite liquid crystal display screens and as a consultant for various businesses. From 1990 until 1994, Mr. Birchfield served as Senior Vice President, Secretary, and General Counsel with M/A-COM, Inc., a publicly-held manufacturer of semiconductors and communications equipment. Before joining M/A-COM, he was Senior Vice President for Legal and Governmental Affairs and General Counsel for the Georgia Pacific Corporation. Mr. Birchfield is also a Managing Director of Century Partners, Incorporated, a privately-held investment and operating company. He is also a director of Intermountain Industries Inc. and its wholly-owned public utility subsidiary, Intermountain Gas Company, Mass. Financial Compass Group of Mutual Funds and Dairy Mart Convenience Stores, Inc.

OTHER EXECUTIVE OFFICERS

     Rene Lefebvre, age 52, has been Chief Financial Officer, Vice President of Finance and Treasurer of HPSC since May 1994. From June 1993 until May 1994, he was Chief Financial Officer of NETTS, Inc., a vocational training institution. He was an independent financial services consultant from February 1992 through May 1993. He served as interim Chief Financial Officer of the Business Funding Group from June through November of 1991. From September 1982 until March 1991, Mr. Lefebvre was Chief Financial Officer of Eaton Financial Corporation, a subsidiary of AT&T Capital Corporation.

COMMITTEES OF THE BOARD

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. It does not have a Nominating Committee or a committee performing similar functions.

     The current members of the Executive Committee are J. Kermit Birchfield, Samuel P. Cooley, Raymond R. Doherty, and John W. Everets. The Executive Committee exercises all the powers of the Board of Directors in accordance with the by-laws of the Company, to the extent permitted by Delaware law, during intervals between meetings of the Board of Directors. During fiscal year 1998, the Executive Committee held one meeting.

     The current members of the Audit Committee are Dollie A. Cole, Samuel P. Cooley, Thomas M. McDougal, Joseph A. Biernat, and Lowell P. Weicker, Jr. The Audit Committee reviews the Company's external and internal auditing procedures, reviews with Company management the plan, scope and results of the Company's operations, and studies and makes recommendations periodically to the Board of Directors on these and related matters. During fiscal year 1998, the Audit Committee met four times.

     The current members of the Compensation Committee are Dollie A. Cole, J. Kermit Birchfield, and Samuel P. Cooley. The Compensation Committee consults with the Chairman of the Board to review the salaries and other compensation of officers and administers the Company's stock plans and approves the grants of stock options and restricted stock to officers, key employees and consultants. During fiscal year 1998, the Compensation Committee held three meetings and acted by unanimous consent on one occasion.

     During fiscal year 1998, the Board of Directors met four times and acted by unanimous consent two times. Each member of the Board (including each nominee for reelection as director) attended at least 75% of the meetings of the Board of Directors held during the time he or she was a director and at least 75% of the meetings of all committees of the Board on which he or she served.

                               VOTING SECURITIES

     Holders of shares of common stock, $0.01 par value, of the Company (the "Common Stock") at the close of business on March 15, 1999 (the "Record Date") are entitled to notice of the Annual Meeting and to vote shares held on that date at the Annual Meeting. On the Record Date, there were outstanding 4,185,529 shares of Common Stock, excluding 448,000 shares of Common Stock held in the Company's treasury. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of the Company's Common Stock by (i) each person or entity known by the Company to own beneficially more than five percent (5%) of the Company's outstanding shares of Common Stock as of the Record Date;
(ii) each of the Company's directors; (iii) each of the executive officers of the Company named in the Summary Compensation Table on page 7; and (iv) all directors and executive officers of the Company as a group. The information in the table and in the related notes has been furnished by or on behalf of the indicated owners. Unless otherwise noted, HPSC believes the persons referred to in this table have sole voting and investment power with respect to the shares listed in this table. The percentage owned is calculated with respect to each person by treating shares issuable to such person within 60 days of the Record Date as outstanding, in accordance with rules of the Securities and Exchange Commission ("SEC").

                                                           AMOUNT AND NATURE OF
                                                         BENEFICIAL OWNERSHIP OF          % OF
      NAME (AND ADDRESS OF OWNER OF MORE THAN 5%)        HPSC COMMON STOCK(1)(2)         CLASS
      -------------------------------------------        -----------------------         -----
John W. Everets........................................           539,148(3)(4)(5)(6)    12.24%
60 State Street, 35th Floor
Boston, MA 02109-1803

Hollybank Investments, LP..............................           353,000(7)              8.43%
One International Place
Boston, MA 02110

Fidelity Management and Research Corporation...........           343,100(8)              8.20%
82 Devonshire Street
Boston, MA 02109-3605

Dimensional Fund Advisors, Inc.........................           338,200(9)              8.08%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Harder Management Company, Inc.........................           318,650(10)             7.61%
Somerset Court
281 Winter Street, Suite 340
Waltham, MA 02154

                                                           AMOUNT AND NATURE OF
                                                         BENEFICIAL OWNERSHIP OF          % OF
      NAME (AND ADDRESS OF OWNER OF MORE THAN 5%)        HPSC COMMON STOCK(1)(2)         CLASS
      -------------------------------------------        -----------------------         -----
John W. Everets and Raymond R. Doherty.................           295,268(11)             7.05%
as Trustees of the HPSC, Inc.
Employee Stock Ownership Plan
60 State Street, 35th Floor
Boston, MA 02109-1803

Raymond R. Doherty.....................................           298,447(3)(4)(6)        6.86%
60 State Street, 35th Floor
Boston, MA 02109-1803

Rene Lefebvre..........................................            92,185(4)(6)           2.18%

Joseph A. Biernat......................................            15,000                 *

J. Kermit Birchfield...................................            45,667(12)             1.09%

Dollie A. Cole.........................................            45,500                 1.08%

Samuel P. Cooley.......................................            16,000                 *

Thomas M. McDougal.....................................            32,000                 *

Lowell P. Weicker, Jr..................................             9,700(13)             *

All Directors and Executive Officers as a group (9
  persons).............................................         1,093,647(3)(4)(6)       23.35%

---------------

* Percent of class less than 1%.

 (1) Includes shares of the Company's Common Stock which the named security holder has the right to acquire within 60 days of the Record Date through the exercise of options granted by the Company to the named individuals or group as follows: Messrs. Biernat, Birchfield and Cooley, 4,000 shares each; Ms. Cole and Dr. McDougal, 29,000 shares each; Mr. Weicker, 7,000 shares; Mr. Everets, 218,248 shares; Mr. Doherty, 163,500 shares; Mr. Lefebvre, 39,252 shares; and such group, 498,000 shares.

 (2) Includes allocated shares under the HPSC, Inc. Employee Stock Ownership Plan (the "ESOP") of 7,700 for Mr. Everets, 9,697 for Mr. Doherty, 4,433 for Mr. Lefebvre and 21,830 for all executive officers and directors as a group.

 (3) Excludes the 295,268 shares held in the ESOP for the benefit of the employee participants (other than the shares allocated to the respective ESOP accounts of Messrs. Doherty and Everets listed in Note 2 above). Although Messrs. Doherty and Everets are the trustees of the ESOP, and accordingly share voting power with respect to all unallocated shares (the ESOP participants direct the voting of the allocated shares) and share dispositive power with respect to all shares in the ESOP, they disclaim beneficial ownership of all such shares, other than the shares allocated to their respective ESOP accounts listed in Note 2 above.

 (4) Includes 23,279 shares, 12,400 shares and 10,000 shares, respectively, for Messrs. Everets, Doherty and Lefebvre, purchased under the Stock Loan Program described in "EXECUTIVE COMPENSATION -- Stock Loan Program." All such shares are pledged to the Company pursuant to such Program.

 (5) Includes 100 shares held by Mr. Everets' son, A. Hale W. Everets. Mr. Everets disclaims beneficial ownership of such shares.

 (6) Includes 142,500, 65,000 and 18,500 restricted shares granted to Messrs. Everets, Doherty and Lefebvre, respectively, as described under the Summary Compensation Table.

 (7) Based on information provided to the Company by Hollybank Investments, LP ("Hollybank") on March 11, 1999. Does not include 30,580 shares of Common Stock held by Dorsey R. Gardner, Hollybank's general partner, with respect to which Mr. Gardner has sole voting power. Mr. Gardner disclaims beneficial ownership, except to the extent of his partnership interest, in the 353,000 shares of Common Stock held by Hollybank.

 (8) Based solely on information reported on Schedule 13G as filed with the SEC. Fidelity Management and Research Corporation ("FMR") filed an Amendment No. 3 to its Schedule 13G with the SEC on February 12, 1999 for the year ended December 31, 1998 reporting that it is a registered investment adviser and as such, has sole power to dispose or to direct the disposition of 343,100 shares of Common Stock of the Company. FMR reports that it has sole voting power with respect to 91,100 shares.

 (9) Based solely on information reported on Schedule 13G as filed with the SEC. Dimensional Fund Advisors, Inc. ("Dimensional") filed an Amendment No. 7 to its Schedule 13G with the SEC on February 11, 1999 for the year ended December 31, 1998 reporting that it is a registered investment adviser and is deemed to have beneficial ownership of 338,200 shares of Common Stock of the Company held by it, all of which shares are owned by advisory clients of Dimensional. Dimensional reports that, in its role as investment adviser, it has sole voting and dispositive power with respect to all such shares.

(10) Based on information provided to the Company by Harder Management Company, Inc. ("Harder"), a registered investment adviser, on March 11, 1999. The 318,650 shares of the Company's Common Stock held by Harder is held on behalf of its clients in accounts over which Harder has complete investment discretion. Harder disclaims beneficial ownership of all such shares except in its capacity as an investment adviser.

(11) 144,923 of these shares have been allocated to the accounts of ESOP participants and are voted by such participants. 150,345 of these shares are unallocated and are voted by Messrs. Doherty and Everets as trustees. Messrs. Doherty and Everets disclaim beneficial ownership of all such shares, other than the shares allocated to their respective ESOP accounts listed in Note 2 above.

(12) Includes 3,000 shares held by Mr. Birchfield's spouse. Mr. Birchfield disclaims beneficial ownership of such shares.

(13) Includes 200 shares held by Mr. Weicker's spouse. Mr. Weicker disclaims beneficial ownership of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The Nasdaq Stock Market, Inc. ("Nasdaq"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. The Company believes that all Reporting Persons have complied with all filing requirements applicable to them with respect to transactions during fiscal year 1998.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows all compensation paid to the Chief Executive Officer and the other current executive officers (the "Named Executive Officers") for services rendered in all capacities during the past three years. HPSC has three current executive officers.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL                 LONG-TERM
                                            COMPENSATION            COMPENSATION
                                         -------------------   -----------------------
                                                                            NUMBER OF
                                                                              SHARES
                                                               RESTRICTED   UNDERLYING
                                                                 STOCK       OPTIONS        ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR   SALARY     BONUS     AWARDS(1)      (2)(3)     COMPENSATION(4)
   ---------------------------     ----   ------     -----     ----------   ----------   ---------------
John W. Everets(5)...............  1998  $295,000   $275,000    $    -0-     272,500        $ 13,031
Chief Executive Officer and        1997   281,106    250,000     300,000         -0-          12,705
Chairman of the Board              1996   239,200     50,000         -0-         -0-          15,904

Raymond R. Doherty(6)............  1998   210,000    125,000         -0-     135,000          13,031
President, Chief Operating         1997   206,900    110,000     120,000         -0-          11,612
Officer and Director               1996   197,300     33,000         -0-                      14,954

Rene Lefebvre(7).................  1998   142,000     95,000         -0-      57,500          12,515
Vice President of Finance          1997   139,830     70,000      36,000         -0-           9,624
Treasurer and Chief                1996   132,300     13,000         -0-         -0-          10,404
Financial Officer

---------------

(1) The amounts reported in this column represent the market price on the grant dates of the restricted stock awarded under the Company's 1995 Stock Plan, as amended (the "1995 Stock Plan"), as reported on the Nasdaq National Market without diminution in value attributable to the restrictions on such stock. In 1997, Messrs. Everets, Doherty and Lefebvre were granted 50,000, 20,000 and 6,000 shares of restricted stock, respectively. The 1995 Stock Plan provides that shares of restricted stock granted under the 1995 Stock Plan will vest for participants when (i) certain performance conditions are met (50% vest if and when during the five-year period from the date of grant (the "Performance Period") the closing price of a share of the Company's Common Stock, as reported on the Nasdaq National Market System for a consecutive ten-day period, equals or exceeds 134.175% of the closing price on the grant date (the "Partial Performance Condition"), and the remaining 50% vest if and when during the Performance Period the closing price of a share of the Company's Common Stock, as reported on the Nasdaq National Market System for a consecutive ten-day period, equals or exceeds 168.35% of the closing price on the grant date (the "Full Performance Condition")) and
    (ii) the holder of the restricted stock has completed five (5) years of continued service from the grant date or has been earlier terminated without cause or by reason of death or disability in specified circumstances (the "Service Requirement"). The Partial Performance Condition for the shares of restricted stock granted to Messrs. Everets, Doherty and Lefebvre in 1997 is $8.05 per share and the Full Performance Condition for such shares is $10.10 per share. The Partial Performance Condition for these shares was met in 1998 (i.e. the performance condition was satisfied with respect to 25,000, 10,000 and 3,000 shares for Messrs. Everets, Doherty and Lefebvre, respectively). The Full Performance Condition has not yet been satisfied. All of the shares granted in 1997 remain subject to the Service Requirement. In 1995, Messrs. Everets, Doherty and Lefebvre were granted 185,000, 90,000 and 25,000 shares of restricted stock, respectively, under the 1995

    Stock Plan. The Partial Performance Condition for the 1995 grants was $5.90 per share and the Full Performance Condition was $7.37. The Partial Performance Condition was met in 1996 (i.e., the performance vesting condition was satisfied with respect to 92,500 shares for Mr. Everets, 45,000 shares for Mr. Doherty and 12,500 shares for Mr. Lefebvre). In 1998, each officer voluntarily agreed to forfeit all of the shares granted in 1995 as to which the performance vesting condition had been satisfied in return for the grant of Replacement Options described in Note 2 below. The remainder of the restricted shares granted in 1995 was subject to the satisfaction of the Full Performance Condition which was met later in 1998. Those shares continue to be subject to the Service Requirement.

    As of the end of fiscal 1998, the total number of shares of restricted stock (and the value thereof) held by the Named Executive Officers (after deducting the forfeited shares of restricted stock) was as follows: for Mr. Everets -- 142,500 shares (the value of these shares at the end of fiscal 1998 equaled $1,389,375); for Mr. Doherty -- 65,000 shares (the value of these shares at the end of fiscal 1998 equaled $633,750); and for Mr. Lefebvre -- 18,500 shares (the value of these shares at the end of fiscal 1998 equaled $180,375). The performance conditions have been satisfied with respect to 117,500 of the shares held by Mr. Everets, 55,000 of the shares held by Mr. Doherty and 15,500 of the shares held by Mr. Lefebvre. All of such shares remain subject to the Service Requirement.

    Upon a "change in control" of the Company (as defined in the 1995 Stock
    Plan), all awards granted prior to such date become fully vested. Upon the termination of a participant's employment by the Company without "cause" (as defined in the 1995 Stock Plan) or by reason of death or disability during the Performance Period, any awards for which the Partial Performance Condition or the Full Performance Condition shall have been satisfied no later than four months after the date of such termination of employment shall become fully vested and the participant shall be deemed to have satisfied the Service Requirement. Dividends on stock awards will be paid at the same rate as dividends, if any, are paid to all holders of Common Stock

(2) Includes options for 92,500 shares, 45,000 shares and 12,500 shares granted to Messrs. Everets, Doherty and Lefebvre, respectively (the "Replacement Options"), to replace an equal number of shares of restricted stock voluntarily forfeited by the Named Executive Officers for which the performance vesting condition had been met, as described in Note 1 above.

(3) In connection with the grant of the Replacement Options, HPSC adopted the HPSC 1998 Executive Bonus Plan (the "Executive Bonus Plan"). Under the Executive Bonus Plan, each Named Executive Officer may earn a cash bonus equal to the aggregate exercise price of such executive officer's Replacement Option ($474,062.50 for Mr. Everets, $230,625 for Mr. Doherty and $64,062.50 for Mr. Lefebvre), payment of which is subject to the satisfaction of performance goals and continued employment. The purpose of the Executive Bonus Plan awards is to make up for the economic loss associated with the forfeiture of the restricted stock in exchange for the Replacement Options. One-eighth of the total award under the Executive Bonus Plan is earned at the end of each fiscal quarter during the two years following adoption of the plan, if the Company's volume of financial contract originations for the twelve-month period ending on last day of the fiscal quarter equals or exceeds $140,000,000 and the Named Executive Officer continues to be employed by the Company at the end of such fiscal quarter. The earned bonuses are payable upon the earlier of (i) the date the Named Executive Officer exercises his Replacement Option, or (ii) the termination or expiration of the Replacement Option. The Company has met the performance goal for the quarters ended June 30, September 30 and December 31, 1998. Therefore, during 1998, each Named Executive Officer earned three-eighths of the aggregate bonus that could be earned under the plan ($177,773 for Mr. Everets, $86,484 for Mr. Doherty and $24,023 for Mr. Lefebvre). All amounts that may be earned under the Executive Bonus Plan have been previously reported as compensation for 1995, when the Company granted to the Named Executive Officers the shares of restricted stock which such officers subsequently forfeited as described in Note 1.

(4) Includes term life insurance premiums paid by the Company and Company contributions to the Named Executive Officer's 401(k) retirement plan account, respectively, in the following amounts for fiscal year 1998: Mr. Everets, $3,240 and $3,200; Mr. Doherty, $3,240 and $3,200; and Mr.
    Lefebvre, $3,067 and $2,857. Also includes the value of shares of Common Stock in the Company's Employee Stock Ownership Plan ("ESOP") allocated to each of the Named Executive Officers in fiscal year 1998 (for services rendered during fiscal year 1997) in the amount of $6,591. The value of the allocated ESOP shares was calculated by using the December 31, 1998 closing price for the Company's Common Stock of $9.75 per share as reported on the Nasdaq National Market. The Company has not allocated shares of Common Stock to participants in its ESOP for services rendered during fiscal 1998 as of the date of this Proxy Statement.

(5) Mr. Everets' compensation is governed by an employment agreement with the Company dated as of July 19, 1996, as amended. See "EXECUTIVE
    COMPENSATION -- Employment Agreements".

(6) Mr. Doherty's compensation is governed by an employment agreement with the Company dated August 2, 1996. See "EXECUTIVE COMPENSATION -- Employment Agreements".

(7) Mr. Lefebvre's compensation is governed by an employment agreement with the Company dated April 23, 1998, and was previously governed by an employment agreement with the Company dated April 6, 1994. See "EXECUTIVE
    COMPENSATION -- Employment Agreements".

STOCK LOAN PROGRAM

     On July 28, 1997 the Compensation Committee approved an amended Stock Loan Program whereby eligible executive officers and other senior personnel of the Company may borrow from the Company amounts not exceeding $200,000 in any fiscal quarter of the Company or $500,000 in the aggregate at any time during the term of the loan program for all employees, solely for the purpose of acquiring stock of the Company. All shares purchased with such loans are pledged to the Company as collateral for repayment of the loans. The loans are recourse, bear interest at a variable rate which is one-half of one percent above the Company's cost of funds, payable monthly in arrears, and are payable as to principal no later than five (5) years after the date of the loan, with periodic principal prepayments equal to between 20% and 30% of the participant's after-tax bonus. As of the date of this Proxy Statement, the Company has loans outstanding to executive officers in the following amounts secured by the number of shares listed: Mr. Everets, $142,832, secured by 23,279 shares; Mr. Doherty, $79,586, secured by 12,400 shares; and Mr. Lefebvre, $14,323, secured by 10,000 shares. As of the date of this Proxy Statement, the executive officers have repaid the following principal amounts on such loans: Mr. Everets, $78,568; Mr. Doherty, $32,914; and Mr. Lefebvre, $23,157. Each of the executive officers has made all monthly interest payments due on such loans. The largest aggregate amount of outstanding indebtedness under the Stock Loan Program since its inception has been $488,876.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The table below sets forth a range of estimated annual retirement benefits available to certain executive employees under the HPSC Supplemental Executive Retirement Plan (the "SERP") effective as of January 1, 1997. Benefits under the SERP are intended to supplement the retirement benefits received by executive employees through other Company programs, such as the ESOP and 401(k) Plan (as such terms are defined herein), as well as Social Security benefits attributable to Company-paid FICA taxes. Benefits under the SERP, payable upon normal retirement at age 65 (or upon early retirement at age 62) as an actuarial equivalent of a life annuity, are based upon age, length of service (up to a maximum of 15 credited years of service) and an average of the participant's three highest calendar years of base salary out of the five calendar years immediately preceding the normal or early retirement date or other date of termination of employment ("Average Final Compensation"). The SERP provides for making payments to the executive with an actuarial equivalent value equal to 55% of the employee's Average Final Compensation, offset by amounts deemed available under the Company's 401(k) Plan and Social Security benefits, to the extent attributable to the Company's contribution and to Company-paid FICA taxes, respectively, as well as the value of shares allocated to the employee under the Company's ESOP. The SERP also contains a tax gross-up provision equal to any excise tax payments made by the participant pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, relating to certain payments in excess of specified amounts made upon a change in control or otherwise. Accrual and vesting of benefits are contingent on the executive's continued service as an employee of the Company, with accrual in equal amounts over the first 15 years of service and vesting over a period of 10 years, starting in the sixth year of service, provided that an executive's benefits will also fully accrue and vest upon a "change in control" of the Company (as defined in the SERP) unless such change in control is approved by at least a two-thirds vote of the incumbent Board of Directors. An executive's benefits will also fully vest if the executive's employment with the Company terminates involuntarily without "good cause" (as defined in the SERP) or on account of death or "disability" (as defined in the SERP). However, none of these termination events results in acceleration of the executive's benefit accrual under the SERP. Limited service credit (up to a maximum of three years) is given for service before 1993 and full credit is given for service between January 1, 1993 and the effective date of the SERP. For all periods prior to the effective date, service as either an employee of the Company or a member of its Board of Directors is credited. On and after the effective date, only service as an employee is credited. While not obligated to do so under the SERP, the Company has elected at this time to cover its future obligations under the SERP by purchasing and holding life insurance policies on the SERP participants. The Company is the owner and beneficiary of the policies, which are designed to have sufficient cash value to pay the respective SERP benefits at each participant's normal retirement date under the SERP. The policies are an asset of the Company.

            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN BENEFIT TABLE (1)

                                                                 YEARS OF SERVICE
                                                           ----------------------------
               AVERAGE FINAL COMPENSATION                     5         10        15+
               --------------------------                  -------    -------   -------
$100,000.................................................  $18,333    $36,667   $55,000
 150,000.................................................   27,500     55,000    82,500
 200,000.................................................   36,667     73,333   110,000
 250,000.................................................   45,833     91,667   137,500
 300,000.................................................   55,000    110,000   165,000
 400,000.................................................   73,333    146,667   220,000
 500,000.................................................   91,667    183,333   275,000

---------------
(1) Amounts shown do not reflect offsets for benefits received and attributable to the Company under the Company's 401(k) plan, ESOP, and Company-paid FICA taxes. For the Named Executive Officers, the years of credited service and covered compensation as of December 31, 1998, were: Mr. Everets -- 8.5 years, $271,768; Mr. Doherty -- 7.25 years, $204,733; and Mr. Lefebvre -- 5 years, $138,043.

OPTION GRANT TABLE

     The following table shows all options to purchase Common Stock granted to each of the Named Executive Officers in 1998 and the potential realizable value of such grants. The information in this table shows how much the Named Executive Officers may eventually realize in future dollars under two hypothetical situations: if the price of HPSC Common Stock gains 5% or 10% in value per year, compounded annually over the life of the options. These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock.

                           OPTION GRANTS IN LAST YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED ANNUAL
                                             % OF TOTAL                                      RATES OF STOCK PRICE
                                              OPTIONS                                      APPRECIATION FOR OPTION
                        NUMBER OF SHARES     GRANTED TO    EXERCISE OR                             TERM($)
                       UNDERLYING OPTIONS   EMPLOYEES IN   BASE PRICE      EXPIRATION      ------------------------
        NAME              GRANTED (#)           1998         ($/SH)           DATE            5%            10%
        ----           ------------------   ------------   -----------   ---------------   --------      ----------
John Everets.........        92,500(1)           16%          5.125(3)       4/23/08       298,312         755,262
                            180,000(2)           32%          5.370(4)       4/23/08       608,400       1,540,800
Ray Doherty..........        45,000(1)            8%          5.125(3)       4/23/08       145,125         367,425
                             90,000(2)           16%          5.370(4)       4/23/08       304,200         770,400
Rene Lefebvre........        12,500(1)            2%          5.125(3)       4/23/08        40,312         102,062
                             45,000(2)            8%          5.370(4)       4/23/08       152,100         385,200

---------------

(1) Options were granted under the 1995 Stock Plan and are exercisable in 24 equal monthly installments beginning one month from grant date. These are the Replacement Options described in Note 2 to the Summary Compensation Table on page 7.

(2) Options were granted under the 1998 Stock Incentive Plan (the "1998 Stock Plan") and are exercisable in five equal annual installments beginning on grant date.

(3) The exercise price of the stock option is the closing price of HPSC Common Stock on the date of the grant.

(4) The exercise price of the stock option is the weighted average of the closing prices for HPSC Common Stock for all the days on which the stock traded during the 30-day period ending on the day before the grant date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information regarding the exercise of stock options by the Named Executive Officers during fiscal 1998 and the value realized thereby and the value of unexercised "in-the-money" options at fiscal 1998 year-end.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                           NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                          IN-THE-MONEY OPTIONS AT    IN-THE MONEY OPTIONS AT
                                                           1998 FISCAL YEAR END      1998 FISCAL YEAR-END ($)
                                 SHARES        VALUE      -----------------------    ------------------------
                              ACQUIRED ON     REALIZED         EXERCISABLE/                EXERCISABLE/
            NAME              EXERCISE (#)      ($)            UNEXERCISABLE              UNEXERCISABLE
            ----              ------------    --------    -----------------------    ------------------------
John W. Everets.............     75,000       187,500         168,832/205,668           $997,153/$915,934
Raymond R. Doherty..........     45,000       112,500         138,000/102,000           $858,840/$454,110
Rene Lefebvre...............         --            --          43,168/ 44,332           $244,322/$196,215

---------------

(1) An "in-the-money" option is an option for which the option price of the underlying stock is less than the December 31, 1998 market price as reported on the Nasdaq National Market ($9.75 per share); the value shown reflects stock price appreciation since the date of grant of the option.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  Employment Agreements

     John W. Everets and Raymond R. Doherty

     As of July 19, 1996 and August 2, 1996, the Company entered into employment agreements with each of John W. Everets and Raymond R. Doherty, respectively. The Company agreed to pay a base annual salary of at least $250,000 to Mr. Everets and $200,000 to Mr. Doherty, as determined annually by the Compensation Committee, as well as a bonus of up to 100% of base salary to each individual under an incentive plan developed by the Compensation Committee of the Board in consultation with management and approved by the full Board of Directors. Each employment agreement has a three-year term and thereafter will automatically renew from year to year unless either party to such agreement gives notice of his or its intention to terminate the agreement six months in advance of any anniversary. Neither the Company nor Mr. Everets or Mr. Doherty has given notice of its or his intent to terminate either employment agreement as of the date of this proxy statement.

     Either party to each employment agreement may terminate it at any time for any reason. In the event of a termination by the Company which is not "for cause" (as defined in each agreement) with respect to either Mr. Everets or Mr. Doherty (and, in the case of Mr. Everets, in the event of termination by Mr. Everets) or a decision not to renew by either party, the Company will pay the employee his base monthly pay plus his maximum monthly bonus for the next 12 months. Upon a termination by the Company which is not "for cause," all of Mr. Everets' stock options and restricted stock awards will fully vest. Each employee has agreed not to compete with the business of the Company while receiving termination payments and to maintain in confidence all of the Company's confidential information.

     In the event of Mr. Everets' or Mr. Doherty's termination due to death or disability, the Company will pay the employee or his estate the employee's base monthly salary for six months from the date of death or disability. The employee and his family will also be entitled to receive the employee's benefits during this six-month period. If, within three years after a "change in control" of the Company (as defined in each agreement), either the Company terminates Mr. Everets or Mr. Doherty other than "for cause" or the employee terminates his employment due to a "change in employment" (as defined in each agreement), the Company will pay the employee up to 2.99 times the employee's average annual compensation for the five calendar years before the date of the change in control; the non-compete provisions will no longer apply; the employee's stock options will fully vest; and normal employee benefits will continue for 12 months. If, within three years after a "change in control," the employee terminates his employment for any reason other than a "change in employment," the Company will pay the employee his base monthly pay plus the maximum monthly bonus and normal employee benefits for 12 months.

     Rene Lefebvre

     On April 23, 1998, the Company entered into an employment agreement with Rene Lefebvre. The Company agreed to pay Mr. Lefebvre an initial base annual salary of $142,000 as well as a bonus to be determined in accordance with an incentive plan developed by the Compensation Committee of the Board of Directors. The employment agreement has a three-year term ending on April 23, 2001. On that date the agreement will automatically renew from year to year until either party to such agreement gives notice of his or its intention to terminate the agreement 60 days in advance of any anniversary. Either party to the employment agreement may terminate it at any time for any reason on thirty days advance notice, except that the Company may terminate Mr. Lefebvre for cause at any time without prior notice. The Company is obligated to pay Mr. Lefebvre's salary for twelve months after termination, if it terminates his employment other than "for cause" (as defined in his agreement) and for six months after termination if it does not renew the agreement. Mr. Lefebvre has agreed not to compete with the business of the Company while receiving severance payments and to maintain in confidence all of the Company's confidential information. If, within three years after a "change in control" of the Company (as defined in each agreement), either the Company terminates Mr. Lefebvre other than "for cause" or Mr. Lefebvre terminates his employment due to a "change in employment" (as defined in the agreement), the Company will pay Mr. Lefebvre up to 2.99 times his average annual compensation for the preceding five calendar years before the date of the change in control; the non-compete provisions will no longer apply; Mr. Lefebvre's stock options will fully vest; and his normal employee benefits will continue for 12 months. If, within three years after a "change in control," Mr. Lefebvre terminates his employment for any reason other than a "change in employment," the Company will pay him his base monthly pay plus the maximum monthly bonus that he would have earned during the next 12 months and normal employee benefits for 12 months.

  Change In Control Arrangements

     In addition to the change in control provisions in the employment agreements described above, certain Company compensation plans provide for acceleration of vesting of benefits upon a change in control of HPSC. Under the 1995 Stock Plan and 1998 Stock Plan, all outstanding options and restricted stock awards will vest upon a change in control (as defined in such plans). Under the terms of the ESOP all amounts allocated to participants' accounts will vest upon a change in control, and under the terms of the SERP, benefits will fully accrue and fully vest upon a change in control, unless such change in control is approved by two-thirds of the Company's incumbent directors.

COMPENSATION OF DIRECTORS

     The Company pays each non-employee director a fee of $5,000 per year plus $2,500 per year for each committee of the Board on which he or she serves and $500 for each board or committee meeting attended. In addition, the Company reimburses directors for their travel expenses incurred in attending meetings of the Board or its committees. Under the 1998 Stock Plan, each continuing non-employee director is granted 1,000 non-qualified stock options on the day of each annual meeting of stockholders during the term of the 1998

Stock Plan, at the fair market value of the Common Stock on the date of grant. Under the 1998 Outside Director Stock Bonus Plan, each continuing non-employee director will receive 1,000 shares of bonus stock on the day of each annual meeting of stockholders during the term of the 1998 Outside Director Stock Bonus Plan.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee") currently consisting of Dollie A. Cole (Chair), J. Kermit Birchfield and Samuel P. Cooley, all of whom are independent, non-employee directors.

     The Committee has primary responsibility for analyzing the compensation of executive officers of the Company, establishing performance goals for executive officers, reporting to the full Board with respect to such compensation, and administering the Company's stock plans.

SALARIES FOR 1998

     The Chairman of the Board and Chief Executive Officer (the "Chairman") and each of the other two executive officers have employment agreements which provide for base cash compensation determined annually by the Compensation Committee but subject to minimum levels specified in the agreements. See "Employment Agreements" above.

     The base cash compensation levels for the Chairman and other executive officers were established in their employment agreements by the Committee based upon a number of factors including the financial performance of the Company during the period of their employment, the experience of the officer and his importance to the Company and base compensation levels paid by comparable companies. In setting base cash compensation and cash bonuses (discussed below) for 1998 for the Chairman, Mr. Doherty and Mr. Lefebvre, the Committee considered the financial condition of the Company during the prior year, the outlook for the ensuing year and the results of a report reviewing the compensation packages for each of the Company's executive officers prepared for the Company by an independent compensation consulting firm (the "Report"). Based upon three surveys of compensation information, including the Equipment Leasing Association of America 1996 Leasing Industry Wage and Compensation Survey, a William Mercer 1998 Finance, Accounting and Legal Survey and Watson Wyatt's 1997/98 Top Management Report, each updated through 1999 by an appropriate inflation factor, the Report found base cash compensation for the Chairman and for both of the other executive officers to be at or near the median of the published survey data for the financial services industry, total cash compensation (base salary plus bonus) for the Chairman to be slightly above the 60th percentile and for the other executive officers to be between the 50th and 60th percentile of total cash compensation awarded by companies surveyed in the report, and total direct compensation (the sum of base salary, bonus and the value of equity incentives) for the Chairman to be between the 50th and 60th percentile and for the other executive officers to range from slightly below the median to the median of total direct compensation awarded by the companies surveyed in the report. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Thus the companies included in the Report surveys are not the same as the companies included in the New Custom Index as defined in the Performance Graph on page 17.

CASH BONUSES FOR 1998

     In recommending bonuses for the Chairman and other executive officers for the fiscal year ended December 31, 1998, the Committee reviewed the financial and overall performance of the Company during

1998. Instead of using specific target levels with respect to individual and Company performance to calculate bonuses, the Committee considered a number of factors, including the following: (i) the overall financial performance of the Company, particularly in terms of its achieving the revenue and profit goals that were established in the business plan of the Company; (ii) the growth in the Company's financing contract portfolio; (iii) the Company's success in obtaining bank and asset securitization financing on favorable terms; (iv) the increase in value of the Company's stock; (v) the Company's success in hiring and retaining sales personnel; (vi) the information contained in the Report with respect to total cash compensation awarded to persons in comparable positions by companies surveyed for the Report; (vii) the diversification of the Company's business into licensed professional medical areas other than dentistry; and
(viii) other positive developments in the Company's business. The Committee also considered the contribution of each executive officer to the performance of the Company, the responsibilities of each executive officer in connection with this performance, the importance of the individual to the future growth and profitability of the Company, cash compensation levels of competitors in the industry (many of these competitors are included in the companies surveyed for the Report) and the success of the management team in achieving the Company's short-term and long-term goals. Although the Committee considered all of these factors in exercising its judgment as to compensation levels for the Chairman and other executive officers, the Committee did not use a precise formula to weigh the relative importance of such factors.

STOCK OPTIONS

     The purpose of the 1998 Stock Plan is to retain and motivate the Company's key employees and outside directors and to increase their incentive to work toward the attainment of the Company's long-term growth and profit objectives. In determining the size of the stock option awards, the primary considerations are the performance of the executive officer, the number of shares underlying outstanding equity awards which continue to be subject to vesting and the grant value of the award. In fiscal year 1998, the Committee awarded stock options under the 1998 Stock Plan to John W. Everets in the amount of 180,000 shares, Raymond R. Doherty in the amount of 90,000 shares and Rene Lefebvre in the amount of 45,000 shares. These grants were made to provide an incentive to these key executive officers to remain with the Company and to encourage and facilitate stock ownership in the Company by the Company's executive officers. This component of an executive officer's compensation directly links the officer's interests with those of the Company's other stockholders.

     In addition, the Company granted options under the 1995 Stock Plan in the following amounts: Mr. Everets, 92,500; Mr. Doherty, 45,000 shares; and Mr. Lefebvre, 12,500 shares. These options are the Replacement Options granted in exchange for the forfeiture by these executive officers of an equal number of restricted shares granted in 1995 (described in Note 1 to the Summary Compensation Table on page 7). The executive officers agreed to the forfeiture of the restricted shares so that the Company would avoid the earnings charge that it would have incurred upon the satisfaction of the Full Performance Condition of the 1995 Plan with respect to such shares. The Executive Bonus Plan was adopted to permit the executive officers to earn a bonus that would make up for the economic loss associated with the forfeiture of these restricted shares. The executive officers will earn bonuses under the Executive Bonus Plan only if the Company meets the performance goals set forth in the plan, and the executive officer continues to be employed by the Company on the quarterly measurement dates set forth in the plan. The earned bonuses are payable to the executive officers at the time the officer exercises his Replacement Option, or when the Replacement Option terminates or expires.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million except to the extent that such compensation is "performance-based". The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Committee, and certification by the Committee that the performance standards were satisfied. None of the compensation paid to any executive officer in fiscal year 1998 would exceed the deduction limit of Section 162(m) of the Internal Revenue Code, and the Committee does not anticipate that in the near future the compensation paid to executive officers in the form of base salaries and incentive compensation will be non-deductible under Section 162(m) of the Internal Revenue Code. Restricted Stock and option awards under the 1995 Stock Plan and the 1998 Stock Plan comply with the requirements of Section 162(m) of the Internal Revenue Code.

                                          Compensation Committee

                                          Dollie A. Cole, Chair
                                          J. Kermit Birchfield
                                          Samuel P. Cooley

PERFORMANCE GRAPH

     SEC rules require that the Company present a line graph comparing cumulative total shareholder return for HPSC over a period of five years, assuming reinvestment of dividends, with a broad equity market index and either a published industry index or an index comprising peer companies selected by the Company. The broad equity market index selected by the Company for inclusion in the graph is the Russell 2000 Index, an index of 2,000 public companies with relatively small market capitalization. For its second comparative index, the Company prepared its own index (the "New Custom Index") of three publicly-owned state commercial banks that are of similar market capitalization to the Company, ranging in size from approximately $35 million to approximately $70 million of market capitalization, and two companies in the equipment leasing field. In prior years, the Company used a different index (the "Old Custom Index") as its second comparative index. The shares of four of the companies included in the Old Custom Index no longer trade publicly due to mergers, liquidations and bankruptcies affecting these companies. For this reason, the Company expanded the Old Custom Index by adding three new companies to the two remaining companies to create the New Custom Index.

     Set forth below is a graph comparing, over a five-year period beginning December 31, 1993, the cumulative total return for the Company, the Russell 2000 Index Old Custom Index and the New Custom Index.

                                                                                      OLD CUSTOM INDEX (6    NEW CUSTOM INDEX (5
                                             HPSC INC.             RUSSELL 2000             STOCKS)                STOCKS)
                                             ---------             ------------       -------------------    -------------------
Dec-93                                         100.00                 100.00                 100.00                 100.00
Dec-94                                         111.00                  98.00                  85.00                  58.00
Dec-95                                         133.00                 126.00                 152.00                  76.00
Dec-96                                         178.00                 147.00                 220.00                 103.00
Dec-97                                         163.00                 180.00                 356.00                 157.00
Dec-98                                         280.00                 175.00                 356.00                 115.00

     The Old Custom Index includes: AT&T Capital Corp. (added fourth quarter 1993, began trading 7/28/93 and included through third quarter 1996, as company was acquired in October 1996), First City Bancorp (included through fourth quarter 1995, as company was acquired in March 1996), Professional Bancorp, Redwood Empire Bancorp (added fourth quarter 1991, began trading September 26,
1991), San Francisco Company -- Class A (included through 1994 only, as company was delisted in March 1995) and TLII Liquidating Corp. (formerly Trans Leasing International, Inc., included through fourth quarter 1997, as the Company's stock ceased trading after the sale of its business in December, 1997). At December 31, 1998, the Old Custom Index included only two publicly trading stocks, Professional Bancorp and Redwood Empire Bancorp.

     The New Custom Index includes: Atlantic Bank & Trust Co. (since third quarter 1996), Linc Capital Inc. (since first quarter 1998), Professional Bancorp Inc., Redwood Empire Bancorp and T&W Financial Group (since first quarter 1998).

     PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP have been selected to act as the Company's independent public accountants for the current year, subject to ratification by vote of the holders of a majority of the shares of Common Stock present and entitled to vote thereon at the Annual Meeting. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP.

                           PROPOSALS OF STOCKHOLDERS

     Proposals for inclusion in the Proxy Statement. Any proposal of a stockholder intended to be presented at the 2000 Annual Meeting of Stockholders must be received at the corporate headquarters of the Company not later than Thursday, November 27, 1999 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

     Other Proposals (Not for Inclusion in the Proxy Statement). HPSC's By-laws and the rules of the SEC provide certain procedures that a stockholder must follow to nominate one or more individuals for election as a Director or to introduce an item of business at an annual meeting of stockholders. These procedures provide that any nomination or proposed item of business must be submitted in writing to the Secretary of the Company at 60 State Street, Boston, MA 02109. Usually, the nomination or proposed item of business must be received:
(i) not later than the close of business on the 60th day, and (ii) no earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year's annual meeting. However, if the annual meeting is held more than 30 days prior to, or more than 60 days after, the first anniversary of the preceding year's annual meeting, then the item of business must be received not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the 60th day prior to such meeting or the 10th day following the day on which Company first makes a public announcement of the date of the annual meeting.

     The notice of a nomination must include:

          (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

          (b) a representation that the stockholder is a stockholder of record of the Company entitled to vote at the meeting who intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

          (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement soliciting proxies for such nominee or nominees as director(s); and

          (e) a signed consent of each nominee to serve as a director of HPSC if elected.

     The notice of a proposed item of business must include: a brief description of the substance of, and the reasons for, conducting such business at the annual meeting; the stockholder's name and address; the number of shares of Common Stock held by the stockholder (with supporting documentation where appropriate); and any material interest of the stockholder in such business.

                          QUORUM AND VOTING PROCEDURES

     The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of stockholders of the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker "non-votes" are counted as present for purposes of determining the existence of a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because, under the rules of the National Association of Securities Dealers (NASD) that govern brokers using the NASD's automated quotation system (Nasdaq), the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. There are no proposals at this year's Annual Meeting over which a nominee does not have discretionary authority. Therefore, broker non-votes will not be a factor in the outcome of any votes at this year's annual meeting.

     Under Section 160(c) of the Delaware General Corporation Law, the 1,625,182 shares of Common Stock retired by the Company and the 448,000 shares of common stock held by the Company in its treasury are not entitled to vote on any matters coming before the Annual Meeting or to be counted for quorum purposes.

     The vote required for election of directors is the affirmative vote of a plurality of the shares present or represented at the Annual Meeting and entitled to vote thereon (i.e., the nominees receiving the greatest number of votes will be elected). Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

     If a stockholder of record specifies in the proxy how it is to be voted, it will be voted in accordance with such specification. If a properly signed proxy is returned to the Company by a stockholder of record and is not marked, it will be voted in accordance with the Board's recommendations on all proposals. Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time before the exercise of the powers conferred thereby, by notice in writing to the Secretary of the Company. Any stockholder who attends the Annual Meeting in person will not be deemed thereby to revoke the proxy unless such stockholder affirmatively indicates at the Annual Meeting his intention to vote the shares covered thereby in person.

                                 OTHER MATTERS

     The Board of Directors and Company's management know of no business which will be presented for consideration at the Annual Meeting other than that discussed above. However, if any other proper business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in respect to any such business in accordance with their best judgment. Matters with respect to which the enclosed form of proxy confers such discretionary authority are as follows: (i) matters which the Board of Directors does not know are to be presented at the Annual Meeting as of a reasonable time before the mailing of this Proxy Statement; (ii) approval of the minutes of the prior meeting of stockholders, such approval not constituting ratification of the action taken at such meeting; (iii) election of any person as a director if any of the nominees named herein is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the Annual Meeting.

     The cost of preparing, assembling and mailing this proxy material will be paid by the Company. The Company may solicit proxies other than by the use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company requests individuals, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                          By Order of the Board of Directors

                                          DENNIS W. TOWNLEY
                                          Secretary

0616-PS-99

                                  DETACH HERE
--------------------------------------------------------------------------------


                                     PROXY
                                   HPSC, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints John W. Everets and Raymond R. Doherty or either of them, with full power of substitution, as proxy to represent and to vote as designated on the reverse side all shares of Common Stock of HPSC, Inc. (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 100 Federal Street, Boston, Massachusetts on Monday, April 26, 1999, 9:00 A.M. Eastern Daylight Time, or at any adjournment thereof, in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

     If the undersigned hold(s) any shares in a fiduciary, custodial or joint capacity or capacities this proxy is signed by the undersigned in every such capacity as well as individually.

-----------                                                          -----------
SEE REVERSE       (continued and to be signed on reverse side)       SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

HPSC, INC.
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040


                                                                 DETACH HERE
------------------------------------------------------------------------------------------------------------------------------------

[ X ] PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

                                                            (continued from other side)
1. To fix the number of directors at eight and to elect the
   following nominees to serve for a three-year term to                                                    FOR   AGAINST   ABSTAIN
   expire at the 2002 Annual Meeting of Stockholders,          2. To ratify the selection of Debitte &     [ ]     [ ]       [ ]
   Lowell P. Weicker, Jr. and Thomas M. McDougal                  Touche LLP as the Company's
                                                                  independent public accountants for
               FOR            WITHHELD                            the current fiscal year.
               [ ]               [ ]

[ ]___________________________________________                    In their discretion, the proxies are authorized to vote upon such
     For all nominees except as noted above                       other business as may properly come before the meeting or any adjournments thereof.

                                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

                                                               Please sign exactly as your name appears hereon, if acting as attorney, executor, trustee or in other representative capacity, sign name and title.

Signature: ______________________________  Date: _________________  Signature: ______________________________  Date: _______________

HP2400                            DETACH HERE



                                   HPSC, INC.


                          EMPLOYEE STOCK OWNERSHIP PLAN
                        VOTING INSTRUCTIONS TO TRUSTEES
                       FOR ANNUAL MEETING OF STOCKHOLDERS


    The undersigned participant in the HPSC, Inc. Employee Stock Ownership Plan (the "Plan") hereby instructs John W. Everets and Raymond R. Doherty as trustees of the Plan (the "Trustees") to vote as designated on the reverse side all shares of Common Stock of HPSC, Inc. (the "Company"), allocated to the participant's account under the Plan at the Annual Meeting of Stockholders to be held at 100 Federal Street, Boston, Massachusetts, on Monday, April 26, 1999, 9:00 A.M. Eastern Daylight Time, or at any adjournment thereof, in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

    THE SHARES ALLOCATED TO THE PARTICIPANT'S ACCOUNT UNDER THE PLAN WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PLAN PARTICIPANT IF THIS VOTING INSTRUCTION CARD IS COMPLETED SIGNED AND RETURNED TO EQUISERVE, THE VOTE TABULATOR BY 5:00 P.M. EASTERN DAYLIGHT TIME ON APRIL 22, 1999. IF NO DIRECTION IS MADE, THE TRUSTEES WILL VOTE THE ALLOCATED SHARES FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

-----------                                                          -----------
SEE REVERSE       (continued and to be signed on reverse side)       SEE REVERSE
    SIDE                                                                 SIDE
-----------                                                          -----------

                                                  DETACH HERE
------------------------------------------------------------------------------------------------------------------------------------

[ X ] PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

                                                            (continued from other side)
1. To fix the number of directors at eight and to elect the
   following nominees to serve for a three-year term to
   expire at the 2002 Annual Meeting of Stockholders:                                                          FOR   AGAINST ABSTAIN
   Lowell P. Weicker, Jr. and Thomas M. McDougal               2. To ratify the selection of Deloitte &        [ ]     [ ]     [ ]
                                                                  Touche LLP as the Company's
               FOR           WITHHELD                             independent public accountants for
               [ ]              [ ]                               the current fiscal year.

[ ]_____________________________________________                  In their discretion, the Trustees are authorized to vote upon such
       For all nominees except as noted above                     other business as may properly come before the meeting or any adjournments thereof.

                                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

                                                               As a participant in the Plan, I hereby instruct the Trustees to vote all shares allocated to my account as indicated above. If I sign, date and return this card but do not specifically instruct the
                                                               Trustees how to vote, the Trustees will vote my allocated shares in accordance with the recommendations of the Company's Board of
                                                               Directors.

Signature: ______________________________________ Date: _________  Signature: ______________________________________ Date: _________